POWER OF ATTORNEY

Know all by these presents, that the undersigned hereby constitutes and appoints each of Sarah Elizabeth Hlavinka and Debbie Satyal, or either of them acting singly, and with full power of substitution or revocation, the undersigned's true and lawful attorney-in-fact (each of such persons and their substitutes being referred to herein as the Attorney-in-Fact), with full power to act for the undersigned and in the undersigned's name, place and stead, in any and all capacities, to:

(1) prepare, execute in the name of Adam Haggard, and submit to the U.S. Securities and Exchange Commission (the SEC) a Form ID, including amendments thereto, and any other documents necessary or appropriate to obtain codes and access to the SEC's Electronic Data Gathering, Analysis, and Retrieval system enabling the undersigned to submit reports required by rules and regulations of the SEC; (2) prepare, execute and submit to the SEC, and/or any national securities exchange on which ODP Corp (the Company) securities are listed, any and all reports (including any amendments thereto) the undersigned is required to file with the SEC under Section 13 or Section 16 of the Exchange Act or any rule or regulation thereunder, or under Rule 144 under the Securities Act of 1933 (Rule 144), with respect to the any security of the Company, including Forms 3, 4 and 5, Schedules 13D and 13G, and Forms 144; and
(3) obtain, as the undersigned's representative and on the undersigned's behalf, information regarding transactions in the Company's equity securities from any third party, including the Company and any brokers, dealers, employee benefit plan administrators and trustees, and the undersigned hereby authorizes any such third party to release any such information to the Attorney-in-Fact.

   The undersigned acknowledges that:

(1) This Power of Attorney authorizes, but does not require, the Attorney-in-Fact to act in his or her discretion on information provided to such Attorney-in-Fact without independent verification of such information;
(2) Any documents prepared or executed by the Attorney-in-Fact on behalf of the undersigned pursuant to this Power of Attorney will be in such form and will contain such information as the Attorney-in-Fact, in his or her discretion, deems necessary or desirable;
(3) Neither the Company nor the Attorney-in-Fact assumes any liability for the undersigned's responsibility to comply with the requirements of Section 13 or Section 16 of the Exchange Act or Rule 144, any liability of the undersigned for any failure to comply with such requirements, or any liability of the undersigned for disgorgement of profits under
Section 16(b) of the Exchange Act; and
(4) This Power of Attorney does not relieve the undersigned from responsibility for compliance with the undersigned's obligations under
Section 13 or Section 16 of the Exchange Act, including, without limitation, the reporting requirements under Section 13 or Section 16 of the Exchange Act.

The undersigned hereby grants to the Attorney-in-Fact full power and authority to do and perform any and every act whatsoever requisite, necessary, or proper to be done in the exercise of any of the rights and powers herein granted, as fully to all intents and purposes as the undersigned might or could do if personally present, with full power of substitution or revocation, hereby ratifying and confirming all that such Attorney-in-Fact, or such Attorney in Fact substitute or substitutes, shall lawfully do or cause to be done by virtue of this power of attorney and the rights and powers herein granted.

This Power of Attorney shall remain in full force and effect until the undersigned is no longer required to file Forms 4 or 5 or Schedules 13D or 13G or Forms 144 with respect to the undersigned's holdings of and transactions in securities of the Company, unless earlier revoked by the undersigned in a signed writing delivered to the Attorney-in-Fact. This Power of Attorney revokes all previous powers of attorney with respect to the subject matter of this Power of Attorney.

   IN WITNESS WHEREOF, the undersigned has executed this Power of Attorney as of November 12, 2024.

/s/ Adam Haggard